Exhibit 10.1

                       FIRST AMENDMENT TO LEASE AGREEMENT

         This First Amendment to the Lease ("Amendment") is entered into as of June 1, 2004 ("Effective Date"), by and between Kyung S. Lee and Ieesun Kim Lee ("Lessor"), and CASTELLE, a California corporation ("Lessee"), with reference to the following:

                                    RECITALS
         A. Lessor and Lessee entered into that certain lease agreement dated August 16, 2000 (the "Lease Agreement") whereby Lessor leases to Lessee and Lessee leases from Lessor a building containing an approximately 16,600 square feet portion of a 26,865 square foot building, the leased portion commonly known as 855 Jarvis Drive Suite 100, Morgan Hill, California, and more particularly described in the Lease ("Premises").

         B. Lessor and Lessee wish by this Amendment to amend the Lease to:
            (i) Extend the Term by five (5) years from June 1, 2004 through May 31, 2009 (the "Extension Term");
            (ii) Revise the Base Rent per month to $1.04 per square foot of the Premises for the Extension Term;
            (iii) Set a maximum not to exceed amount for operating expenses payable by Lessee during the Extension Term to $0.23 per square foot of the Premises, for a maximum monthly charge of $0.23 x 16,600 sq ft = $3,818 per month;
            (iv) Provide for a right to extend the Term for one option period of three years commencing at the end of the Extension Term (the "Option Term") with the rent fixed at 95% of "Fair Market Value" throughout the duration of the Option Term; and
            (v) Provide that the Security Deposit shall be returned to Lessee at the end of the Extension Term.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

                            AMENDMENTS AND AGREEMENTS
         1. Definitions. The term "Lease" as used in this Amendment shall mean the Lease Agreement, as amended by this Amendment, and as further amended from time to time. Unless defined otherwise in this Amendment, all capitalized terms used but not defined in this Amendment shall have the same meaning and definition given them in the Lease.

         2. Extension of the Term. The Original Term of the Lease was five (5) years commencing November 1, 2000, and the Expiration Date of the Lease was October 30, 2005. The Term of the Lease is hereby extended for a five (5) year period from the Effective Date (June 1, 2004) through May 31, 2009 (the "Extension Term"). As of the Effective Date, May 31, 2009 shall be the Expiration Date, without giving effect to any Option Term.

         3. Base Rent during the Extension Term. The Base Rent during the Extension Term shall be fixed at $1.04 per square foot of the Premises = $17,264 per month, commencing on the Effective Date. There shall be no Base Rent Adjustment either during the Extension Term or during any Option Term.
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         4. Operating Expenses. The amount due from Lessee during the Extension
Term and any Option Term for the Common Area Operating Expenses shall not exceed $0.23 per square foot of the Premises, for a maximum monthly charge of $0.23 x 16,600 sq ft = $3,818 per month.

         5. Option Term. Lessee shall have the right to extend the Term for one option period of three years commencing at the end of the Extension Term (the "Option Term") with the rent fixed at 95% of "Fair Market Value" as defined in
Section 51 of the Lease throughout the duration of the Option Term. Accordingly, for the purpose of enabling Lessee to exercise and have the benefit of the Option Term, the first paragraph of Section 51 of the Lease is hereby deleted and replaced for the purpose of this Amendment with the following:

     "51. Option to Extend. Lessee shall have the option and right to extend the Term of this Lease for one option period of three years commencing at the end of the Extension Term (the "Option Term") with the rent fixed at 95% of "Fair Market Value" (as defined in the paragraph below) for the duration of the Option Term provided that: (1) Lessee is not in default at the time of such exercise; and (ii) Lessee has delivered written notice to Lessor no less than ninety (90) days prior to the expiration of that then existing Term of the Lease of Lessee's intention to extend the term of the Lease."

         6. Security Deposit. The Security Deposit provided to Lessor by Lessee of $46,480 as set forth in Section 1.7 and referenced in Section 5 of the Lease shall be returned to Lessee at the end of the Extension Term.

         7. Inconsistency. In the event of any inconsistency or conflict between the terms of this Amendment and the terms of the Lease with respect to the matters which are the subject of this Amendment, the terms of this Amendment shall control.

         8. Effectiveness of the Lease. Except as expressly amended by this Amendment, the terms and provisions of the Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have entered into this Amendment at the place and on the dates above their respective signatures, effective as of the Effective Date.

Executed at:        , California              Executed at:         , California
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on: May 21, 2004                              on:   May 26, 2004
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By Lessor:                                    By Lessee:
Kyung S. Lee and Ieesun Kim Lee               Castelle
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By:/s/Kyung S. Lee                             By:/s/Scott C. McDonald
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Name:Kyung S. Lee                              Name:Scott C. McDonald
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Title: Owner                                    Title: President and CEO
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